UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant’s telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed, on May 15, 2022, Pareteum Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York in New York, New York (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Pareteum Corporation., et al., Case No. 22-10615 (the “Chapter 11 Filing”). Through the Chapter 11 Filing, the Debtors sought to implement a sale of substantially all of their assets pursuant to Section 363 of the Bankruptcy Code.

Item 2.01	Completion of Disposition of Assets.

As previously reported, on May 19, 2022, the Debtors entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with Circles MVNE Pte. LTD. (“Circles”) and Channel Ventures Group, LLC (together with Circles, the “Purchasers”) pursuant to which the Purchasers agreed to purchase substantially all of the assets of the Company (such assets, the “Purchased Assets” and such transaction, the “Asset Sale”) for a purchase price of approximately $60 million (comprised substantially of the assumption of debt and certain limited cash consideration), subject to certain post-closing adjustments, and assume the Assumed Liabilities (as defined in the Asset Purchase Agreement).

In connection with the sale process, the Asset Purchase Agreement was subject to the Debtors’ solicitation of higher and better offers pursuant to bidding procedures and an auction process conducted under the supervision of the Bankruptcy Court. On May 31, 2022, the Bankruptcy Court entered an order approving the bidding procedures and auction process (the “Bidding Procedures”) in accordance with Section 363 of the Bankruptcy Code. However, the Debtors received no competing qualifying offers during the marketing and sale process. In accordance with the Bidding Procedures, on June 14, 2022, the auction was cancelled, and the Purchasers were designated as the successful bidders.

On June 20, 2022, the official committee of unsecured creditors in the Debtors’ Chapter 11 cases (the “Committee”) filed a limited objection and reservation of rights (the “Limited Objection”) relating to the Asset Sale. On June 30, 2022, the Debtors, Purchasers and the Committee entered into a Global Settlement and Release Agreement (the “Settlement Agreement”) to resolve the concerns set forth in the Limited Objection. Pursuant to the Settlement Agreement, the Debtors, the Purchasers and Committee agreed to, among other things, (i) settlement payments to be made by each of the Purchasers (ii) a wind down amount contribution to the liquidating trust, and (iii) the sale and assignment of certain claims to the Purchasers (the “Settlement”). On July 8, 2022, the Bankruptcy Court entered an order approving the Settlement pursuant to the terms of the Settlement Agreement.

On June 30, 2022, the Bankruptcy Court entered an order (the “Sale Order”) authorizing the Asset Sale pursuant to the terms of the Asset Purchase Agreement. On July 11, 2022, the Asset Sale closed, thereby completing the disposition of substantially all of the Company’s assets. The Company anticipates that there will be no proceeds from the Asset Sale available for distribution to the Company’s common stockholders.

In connection with the consummation of the Asset Sale, on July 11, 2022, the Debtors and Purchasers entered into an Amendment to the Asset Purchase Agreement (the “First Amendment”), which amended certain provisions of the Asset Purchase Agreement to, among other things, (i) clarify which claims and causes of action held by the Debtors would be included in the Purchased Assets, and (ii) permit the Debtors and their representatives reasonable access to certain records related to the Purchased Assets and Assumed Liabilities for the purpose of responding to discovery requests by any counterparty to pending litigation against or government investigations related to the Debtors.

On July 11, 2022, proceeds from the Asset Sale were used to repay the Company’s obligations under the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2022, by and among the Company, certain of the Company’s subsidiaries and Circles, as lender and administrative agent (the “DIP Credit Agreement”). Following such repayment, the DIP Credit Agreement was terminated.

On July 25, 2022, the Debtors and Purchasers entered into a Second Amendment to the Asset Purchase Agreement (the “Second Amendment” and, together with the First Amendment, the “APA Amendments”), which amended certain provisions of the Asset Purchase Agreement to, among other things, allow the Purchasers to assign certain executory contracts and unexpired leases specified in the Asset Purchase Agreement to the Debtors for a period of fourteen (14) calendar days following the Closing Date (as defined in the Asset Purchase Agreement).

The above description of the APA Amendments is not complete and is qualified in its entirety by reference to the APA Amendments, which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and incorporated by reference herein. The above description of the APA Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Order which is available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. Additional information about the Chapter 11 Cases, including the APA Amendments, the Sale Order and other motions, orders and other court filings relating to the Chapter 11 are available for free on the website maintained by the Debtors’ claims agent, Kurtzman Carson Consultants LLC, at https://kccllc.net/Pareteum.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a result of the sale closing, on July 11, 2022, Bart Weijermars resigned from his position as Interim Chief Executive Officer of the Company and from all other positions he holds with the Company, effective upon the closing of the Asset Sale. The resignation of Mr. Weijermars was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

As a result of the sale closing, on July 11, 2022, Laura W. Thomas resigned from her position as Interim Chief Financial Officer of the Company and from all other positions she holds with the Company and each of its subsidiaries, effective upon the closing of the Asset Sale. The resignation of Ms. Thomas was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

As a result of the sale closing, on July 11, 2022, Mary Beth Vitale, Robert L. Lippert, Luis Jimenez-Tuñon and Robert H. Turner resigned from their positions as independent directors of the Board, in each case, effective immediately. The resignations of Ms. Vitale, Mr. Lippert, Mr. Jimenez-Tuñon and Mr. Turner were not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

On July 5, 2022, the Board appointed Anthony Saccullo to serve as a director of the Company and as the Company’s Wind Down Officer, effective as of July 12, 2022. Since May 2010, Mr. Saccullo, 45, has served as founder and managing member of A.M. Saccullo Legal, LLC, a Delaware-based law firm rendering services in commercial bankruptcy, corporate and commercial litigation, and corporation transactions and formation. Mr. Saccullo is also the founding member of Saccullo Business Consulting, a business consulting firm that offers non-legal bankruptcy services to companies and commercial bankruptcy estates, a position he has held since May 2010. Mr. Saccullo has also previously served as liquidating trustee in the wind numerous other retail cases and Saccullo Business Consulting has served, and currently serves, in a number of other retail bankruptcy cases of similar size and complexity to the Chapter 11 Cases.

In connection with the appointment of Mr. Saccullo as Wind Down Officer, the Company entered into an engagement letter with Mr. Saccullo, effective as of July 12, 2022 (the “Engagement Letter”), to provide for, among other things, (i) a monthly fee of $20,000 and (ii) hourly compensation for certain employees of Saccullo Business Consulting providing wind-down services to the Company. The Engagement Letter also provides for customary indemnification provisions. On July 21, 2022, the Bankruptcy Court entered an order authorizing Mr. Saccullo’s appointment as Wind Down Officer.

The foregoing summary of the Engagement Letter for Mr. Saccullo is qualified in its entirety by the full text of the Engagement Letter. A copy of the Engagement Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Except as described above, there are no arrangements or understandings between Mr. Saccullo and any other person pursuant to which Mr. Saccullo was appointed as Wind Down Officer and there are no transactions between the Company and Mr. Saccullo that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Saccullo and any director or other executive officer of the Company.

Item 8.01.	Other Events.

In connection with the disposition of substantially all of its assets pursuant to the Asset Sale, the Company no longer intends to make filings with the Securities and Exchange Commission.

Press Release

On July 12, 2022, the Company issued a press release announcing the closing of the Asset Sale, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this report are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise additional capital that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the federal government and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) and Russia’s invasion of Ukraine on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; risks related to our current noncompliance with certain terms under our senior secured convertible indebtedness; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2020. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amendment to Asset Purchase Agreement, dated as of July 11, 2022, by and among the Company, certain of the Company’s subsidiaries, Circles MVNE Pte. LTD. and Channel Ventures Group, LLC

2.2	Second Amendment to Asset Purchase Agreement, dated as of July 25, 2022, by and among the Company, certain of the Company’s subsidiaries, Circles MVNE Pte. LTD. and Channel Ventures Group, LLC

10.1	Engagement Letter, dated as of July 5, 2022, by and among the Company and Anthony Saccullo

99.1	Press Release, dated July 12, 2022, issued by the Company

104	Cover page Interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: August 1, 2022	By:	/s/ Anthony Saccullo
Name: Anthony Saccullo
Title: Wind Down Officer